Company No.: LL04767

THE LABUAN COMPANIES ACT 1990
FEDERAL TERRITORY OF LABUAN

COMPANY LIMITED BY SHARES

Memorandum

and

Articles of Association

of

FLEXTRONICS MARKETING (L) LTD.

Incorporated on the 5th day of April, 2005

Certified True Copy

Chin Yu Chung
Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD.
Corporate Resident Secretary

LOFSA

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY, MALAYSIA

LABUAN OFFSHORE FINANCIAL SERVICES AUTHORITY

Form 7

Offshore Companies Act 1990
(Section 15(5))

Company No : **LL04767**

CERTIFICATE OF INCORPORATION OF OFFSHORE COMPANY

This is to certify that **FLEXTRONICS MARKETING (L) LTD.** is incorporated under the Offshore Companies Act 1990 on and from the **05 April 2005** and that the company is a company limited by shares.

Given under my hand and seal this **05 April 2005.**

[redacted]

(MOHD RIDZUAN ZULKIFLI)
for the Director-General
Labuan Offshore Financial Services Authority
Federal Territory of Labuan
Malaysia

Certified True Copy

Chin Yui Chung
Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD.
Corporate Resident Secretary

FORM 12

Labuan Companies Act 1990
(Subsection 24(2)/~~Section130R~~)

Company No.:

LL04767

NOTICE OF RESOLUTION
FLEXTRONICS MARKETING (L) LTD.

To
Director General
Labuan Financial Services Authority,
Labuan, Malaysia

At a meeting of the members of the above-named company duly convened and held on the 26th day of August in the year of 2010 the *special/~~ordinary~~ resolution set out *below/ ~~in the = annexure marked with the letter "A" and signed by me for purposes of identification~~ was *duly passed/~~agreed to~~.

(Set out resolution here if a copy thereof is not annexed)

ADOPTION OF NEW MEMORANDUM AND ARTICLES OF ASSOCIATION

IT IS RESOLVED THAT approval be and is hereby given for the Company to adopt the new Memorandum and Articles of Association as set out in Annexure A (and for the purpose of identification, initialled by a Director or the Secretary) in substitution for and to the exclusion of all the existing Memorandum and Articles of Association of the Company and that the Board of Directors be and are hereby authorised to give effect to such new Memorandum and Articles of Association as adopted.

Dated this 26th day of August, in the year of 2010.

Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD.
Corporate Resident Secretary

*~~Director~~/Secretary

* Delete whichever is inapplicable.
= Where a copy of the resolution is annexed, the annexure is to be endorsed as follows: This is the annexure marked "A" referred to in the notice of resolution signed by me on the ....day of ......,in the year of.......".

NOTE: Where a resolution is passed by a meeting of members through the participation of all members attending the meeting by telephone or other electronic means or where a resolution is passed by the consent of all members in writing or by telex, telegram etc., the meeting shall be deemed to be held at the registered office of the company.

Lodged in the office of the Labuan Financial Services Authority in Labuan by -	*For Office Use*
Name : Noblehouse International Trust Ltd.	Date of Registration :
Address : Level 1, Lot 7, Block F, Saguking Commercial Building, Jalan Patau-Patau, 87000 Labuan F.T., Malaysia	Receipt No.:
Tel No. : 087-410745 Fax No. 087-419755	Checked By:

Certified True Copy

Chin Yui Chung
Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD.
Corporate Resident Secretary

Company No.: LL04767

FEDERAL TERRITORY OF LABUAN
THE LABUAN COMPANIES ACT 1990

COMPANY LIMITED BY SHARES

Exempted from Stamp Duty under Stamp Duty (Exemption) Order 2000 Dated 17/01/2000 P.U.(A)9

MEMORANDUM OF ASSOCIATION

OF

FLEXTRONICS MARKETING (L) LTD.

1. The name of the Company is FLEXTRONICS MARKETING (L) LTD.

2. The registered office of the Company will be situated in the Federal Territory of Labuan, Malaysia.

3. The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in the Federal Territory of Labuan including but not limited to:

   (1) To carry on the business of international manufacturers and traders of electronics components.

   (2) To carry on, establish, promote, develop and manage all or any of the businesses of investors, capitalists, financiers, promoters, concessionaires, general commission agents, brokers, merchants, importers, exporters, indentures, buying agents, arrangers and dealers in goods, commodities and products of all kinds and to carry on and execute all kinds of financial, commercial and trading transactions whether as principals, agents or otherwise.

   (3) To carry on the business of holding of investments in securities, stock, shares, loans, deposits, debenture bonds, notes, obligations and every other kind and description of movable and immovable properties on its own behalf in any part of the world so long as they are not prohibited by or under the Labuan Companies Act 1990 or the regulations made thereunder or otherwise by any written law of Malaysia.

   (4) To carry on any business, other than a business which is prohibited by the Labuan Companies Act 1990 or the regulations from being carried on, which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.

   (5) To act as a holding company and hold participations in other companies, listed and unlisted, in any part of the world, and to buy and sell shares and participations in such other companies.

(6) To carry on the business and activities of management consultants and to render management, industrial, commercial, technical, financial, secretarial, public relations, industrial relations and other related services to any person, firm or corporation engaged in any business, trade or activities.

(7) To carry on the business of advertising contractors and agents; to acquire and dispose of advertising time, space or opportunities in any media; to undertake advertising and promotional campaigns of every nature; to acquire and provide promotional requisites of every kind and description; and to carry on any other business which may be usefully carried on in connection with such business: and to acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on business as such contractors or agents, or any other business which may be usefully carried on in connection therewith.

(8) To enter into or be a party to any transaction or document.

(9) To acquire, hold, dispose of or deal with any information or rights or property of any kind.

(10) To acquire, hold, dispose of or deal with the whole or any part of the undertaking of any other company.

(11) To dispose of or otherwise deal with the whole or any part of its undertaking or business.

(12) To assume any duties, obligations or liabilities.

(13) To acquire any rights or interests.

(14) To provide or procure provision of any services.

(15) To lend or borrow.

(16) To procure its registration or recognition in any place outside Labuan.

(17) To create and extinguish liabilities and rights and interests.

(18) To issue shares, debentures and options, and to take shares, debentures and options and to redeem and forfeit the same.

(19) To employ or retain persons in and about its business or the business of any other company or person.

(20) To give indemnities and guarantees and obtain indemnities and guarantees.

(21) To take out insurance of all kinds whether over property or rights of the Company or not.

(22) To promote any other company.

(23) To make gifts, donations and wagers, which may lawfully be made, whether the same may, or may not, be for the purpose of advancing its business.

(24) By way of settlement or other dealing or disposition. to give the right to a person not a member of the Company to share in the whole or any part of its gains or profits to the exclusion of its members. provided that in exercising such power no distribution of gains or profits shall be made pursuant to such settlement, disposition or other dealing which would exceed the amount properly distributable as a dividend or properly capable of being returned as capital surplus were such distribution a distribution to some or to all of the members of the Company.

(25) To do any of the things which it may do in association with any other person and as principal or agent or as trustee or for its own behalf.

(26) To promote any other business.

(27) To do all such things as are incidental or conducive to the exercise of the powers of the Company.

(28) To do all other things which are not prohibited by or under the Labuan Companies Act 1990 or the regulations or otherwise by any written law of Malaysia.

4. The shares in the Company shall be issued in the currency of the United States of America.

5. There is no limit on the number of shares of any class which the Company is authorised to issue; and unless otherwise specified. shares in the Company shall be ordinary shares.

6. The Company is a company limited by shares whereby each member is liabile to the Company for the amount unpaid on their shares but the liability of each member is, subject to the Labuan Companies Act 1990. limited to the amount (if any) unpaid on the Shares held by that member.

7. The shares in the Company have no par value or nominal value.

8. The Company by special resolution of the members shall have the power to add to, amend or modify any of the conditions in this Memorandum of Association.

Certified True Copy

Chin Vui Chung
Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD
Corporate Resident Secretary
Company No.: LL04767

We, the undersigned whose names and addresses are subscribed are desirous of being formed into a company pursuant to this Memorandum of Association. and we respectively agree to take the number of shares in the capital of the Company set opposite our names:

Name, Address and Description of Subscribers	No. of shares taken
Noblehouse International Trust Ltd. (Registered Trust Company) Level 1, Lot 7, Block F Saguking Commercial Building Jalan Patau-Patau 87000 Labuan F.T. Malaysia (SIGNED) (Subscribed on its behalf by Mr. Chin Chee Kee NRIC No. 550320-12-5053, Executive Chairman of Noblehouse International Trust Ltd.)	One
Total Number of Shares taken	One

Dated this 5th day of April, 2005.

Witness to the above signature:

(SIGNED)

Lim Sok Kim
NRIC No. 550915-02-5748
Level 1, Lot 7, Block F
Saguking Commercial Building
Jalan Patau-Patau
87000 Labuan F.T.
Malaysia

Certified True Copy

Chia Yui Chung
Authorised representative of
NOBLEHOUSE CORPORATE SERVICES LTD.
Corporate Resident Secretary
Company No.: LL04767

FEDERAL TERRITORY OF LABUAN
THE LABUAN COMPANIES ACT 1990

COMPANY LIMITED BY SHARES

Exempted from Stamp Duty under Stamp Duty (Exemption) Order 2000 dated 17/01/2000 P.U.(A)9

ARTICLES OF ASSOCIATION

OF

FLEXTRONICS MARKETING (L) LTD.

INTERPRETATION

1. Reference in these Articles to the Act shall mean the Labuan Companies Act 1990 or any statutory modification, amendment or re-enactment thereof. The following Articles shall constitute the Articles of the Company. In these Articles words and expressions defined in the Act shall have the same meaning and unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and neuter genders and references to persons shall include corporations and all legal entities capable of having a legal existence.

SHARES

2. The share capital of the Company is as specified in the Memorandum of Association and the Shares shall have the rights and be subject to the conditions contained in these Articles.

3. Every person whose name is entered as a member in the share register being the holder of shares, shall without payment, be entitled to a Certificate signed by a Director and a Secretary if there is only one (1) Director in the Company or signed by either two (2) Directors or one (1) Director and a Secretary if there is more than one (1) Director in the Company, under the common seal of the Company, specifying the share or shares held provided that in respect of a share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

4. If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.

SHARE CAPITAL AND VARIATION OF RIGHTS

5. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such terms and conditions as the Directors may determine.

6. (a) Without prejudice to any special rights for the time being conferred on the holders of any existing shares or class of shares (which special rights shall not be varied or abrogated except with such consent or sanction as is hereinafter provided), any share or class of shares in the capital of the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, participation in surplus assets and profits, and priority of payment of capital and dividend in relation to other shares or classes of shares, as the Company may from time to time by special resolution determine, provided that these Articles shall set out the rights of the holders of such shares in respect of the foregoing.

   (b) The Directors shall have power to issue options over unissued shares upon such terms and conditions as they shall think fit.

   (c) The Company may issue fractions of shares in accordance with and subject to the provisions of the Act provided that a fraction of a share shall be taken into account in determining the entitlement of a member as regards dividends or on a winding up; and a fraction of a share shall not entitle a member to a vote in respect thereof.

7. Subject to the provision of the Act, shares may be issued on the terms that they are redeemable, or, at the option of the Company, are liable to be redeemed on such terms and in such manner as the Directors before or at the time of the issue of the shares may determine and the Directors shall procure these Articles to be amended to reflect such terms of redemption.

8. The Directors may redeem any such redeemable preference shares, including redeeming such shares at a premium subject to and in accordance with the provisions of the Act.

9. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and, where applicable, of the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) and other rights in respect of any share except an absolute right to the entirety thereof by the registered holder.

12. The Company may, by special resolution of the members, purchase the Company's shares, in accordance with and subject to the provisions of the Act, and the Company may hold its own shares that are purchased or otherwise acquired in accordance with these Articles as treasury shares subject to the provisions of the Act.

TRANSFER OF SHARES

13. Subject to the restrictions of these Articles, shares shall be transferable but every transfer shall be in writing in the form of a proper instrument of transfer of the usual common form or in such other forms as the Directors shall from time to time approve, and shall be left at the office accompanied by the certificate of the shares to be transferred and such other evidence (if any) as the Directors may reasonably require to show the right of the transferor to make the transfer.

14. The instrument of transfer of any share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the instrument of transfer has been delivered to the Company and the name of the transferee is entered in the register of the members in respect thereof.

15. The Directors may, in their discretion, and without assigning any reason thereof, refuse to register a transfer of any share to any person of whom they do not approve, and they may also refuse to register a transfer of any share on which the Company has a lien. If the Directors refuse to register a transfer they shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal in accordance with the provisions of the Act.

16. The Company shall be entitled to charge a fee not exceeding one United States dollar (USD1.00) on the registration of every transfer.

17. The registration of transfer may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

TRANSMISSION OF SHARES

18. The personal representatives, guardian or trustee as the case may be of a deceased, incompetent or bankrupt sole holder of a registered share shall be the only persons recognised by the Company as having any title to the shares. In the case of a share registered in the names of two or more holders, the survivor or survivors, and the personal representative, guardian or trustee, as the case may be, of the deceased, incompetent or bankrupt, shall be the only persons recognised by the Company as having any title to the share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the following two Articles.

19. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the Directors. An application by any such person to be registered as a member for all purposes shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the Directors shall treat it as such.

20. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

ALTERATION IN CAPITAL

21. Any capital raised by the creation of new shares shall be considered as part of the original capital, and shall be subject to the same provisions as if it had been part of the original capital.

22. The Company may by resolutions of the members:-

    (a) consolidate and divide all or any of its share capital;

    (b) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of the shares so cancelled;

    (c) sub-divide its shares or any of them; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

    (d) convert all or any of its paid up shares into stock and reconverting that stock into paid up shares; or

(e) redenominate the currency of the Company's shares by the conversion of such shares from the existing currency of denomination to the same number of shares of another currency with the prior written consent of the Company's creditors, if any.

The Company may, by resolution of the members, stipulate or vary conditions in respect of any of the matters set out in this Article and the Company may, by special resolution of the members, reduce the Company's share capital, subject to and in accordance with the provisions of the Act.

MEETING OF MEMBERS

23. The Directors may convene meetings of the members of the Company at such times and in such manner and places as the Directors consider necessary or desirable, and they shall convene such a meeting upon the written request of ten (10) or more members or members holding not less than one-tenth of the total paid-up capital of the Company. Any notice required to be given to any member shall also be given to any option holder in the same way as for a member.

24. The Directors shall give seven (7) days' notice at the least, specifying the place, the day and the hour of the meeting and the general nature of the business to be conducted shall be given in manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company.

25. A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice in Article 24, if notice of the meeting is waived by ninety (90) percent majority of the members having a right to attend and vote at the meeting.

26. The inadvertent failure of the Directors to give notice of a meeting to a member, or the fact that a member has not received the notice, does not invalidate the meeting.

PROCEEDING AT MEETING OF MEMBERS

27. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business, two (2) members present or by proxy shall be a quorum provided always that if the Company has one (1) shareholder on record the quorum shall be that one (1) member present in person or by proxy.

28. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

29. The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their members to be Chairman of the meeting.

30. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

31. At any meeting a resolution put to the vote of the meeting shall be declared on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a) by the Chairman; or

(b) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the rights to vote at the meeting.

32. Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the member or proportion of the votes recorded in favour of or against such resolution.

33. If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

34. In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

VOTES OF MEMBERS

35. At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one (1) vote for every voting share of which he is the holder.

36. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing or by telex, telegram, cable, facsimile or other written electronic communication shall forthwith, without the need for any

notice, become effectual as a resolution of the members, and where relevant, as a special resolution so passed.

37. If a committee be appointed for any member who is of unsound mind he may vote by his committee.

38. If two or more persons are jointly entitled to a share or shares and if more than one of such persons shall vote in person or by proxy at any meeting of members or in accordance with the terms of Article 35, the vote of that person whose name appears first among such voting joint holders in the share register shall alone be counted.

39. Votes may be given either personally or by proxy.

40. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

41. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

42. The instrument appointing a proxy shall be in writing under the hand of the appointor unless the appointor is a corporation or other form of legal entity other than one or more individuals holding as joint owners in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven (7) days of being so requested or the vote or votes cast by such proxy shall be disregarded.

CORPORATION ACTING BY REPRESENTATIVES AT MEETINGS

43. Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

DIRECTORS

44. The Company shall have at all times at least one (1) Director, who may be a resident Director.

45. The first Director shall be Mr Chin Chee Kee.

46. Each Director holds office until his successor takes office or until his earlier death, resignation or removal.

47. A vacancy in the Board of Directors may be filled by a resolution of members or of a majority of the remaining Directors.

48. Until Directors are appointed the subscribers to the Memorandum of Association shall have the power to act as Director(s) or to elect the first director or directors.

49. A Director shall not require a share qualification. but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

50. A Director by writing under his hand deposited at the Registered Office of the Company may from time to time appoint another Director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have exercised all the powers, rights, duties and authorities of the Director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the Director appointing him. If undue delay or difficulty would be occasioned by giving notice to a Director of a resolution of which his approval is sought in accordance with Article 75, his alternate (if any) shall be entitled to signify approval of the same on behalf of that Director. The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him. A Director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him. If a Director shall die or cease to hold the office of Director, the appointment of his alternate shall thereupon cease and terminate.

51. The Company may. by resolution of the members. fix the emoluments of Directors in respect of services rendered or to be rendered in any capacity to the Company. The Directors may also be paid such travelling. hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors, or any committee of the Directors or meetings of the members. or in connection with the business of the Company as shall be approved by resolution of the members .

52. Any Director who. by request goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Company go beyond the ordinary duties of a Director. may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by the resolution of the members.

53. The Company may pay to a Director who at the request of the Company holds any office (including a directorship) in. or renders services to any company in which the Company may be interested. such remuneration (whether by way of salary, commission. participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the members.

54. The office of Directors shall be vacated if the Director:-

(a) is removed from office by a resolution of members or by a resolution of Directors; or

(b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c) becomes of unsound mind. or of such infirm health as to be incapable of managing his affairs; or

(d) resigns his office by notice in writing to the Company.

55. (a) A Director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the Company shall arrange.

(b) A Director may be or become a Director or other office of. or otherwise interested in any company promoted by the Company, or in which the Company may be interested. as a member or otherwise. and no such Director shall be accountable for any remuneration or other benefits received by him as Directors or officer or from his interest in such other company. The Directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit. including the exercise thereof in favour of any resolutions appointing them. or any of their number, directors or officers of such other company. or voting or providing for the payment of remuneration to the Directors or officers of such other company. A Director may vote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be. or be about to become, a Director or officer of such other company. and as such in any other manner, or may be, interested in the exercise of such voting rights in manner aforesaid.

(c) No Director shall be disqualified by his office from contracting with the Company. either as vendor. purchaser or otherwise. nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be voided, nor shall any Director so contracting or being so interested be liable to account to the

Company for any profit realised by such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into contract or arrangement is first taken into consideration, and if the Director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested advise the Company or the Directors in writing of the fact and nature of his interest and the character and extent of the conflict. A general notice to the Directors by a Director that he is member of a specified firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such Director shall give the same at a meeting of the Directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of Directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or company. A Director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion

MANAGING DIRECTORS

56. (a) The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. Further, his appointment shall be automatically determined if he ceases for any cause to be a Director.

(b) A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

(c) The Directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and from time to time revoke, withdraw, alter, or vary all or any of those powers.

OFFICERS

57. Any person may hold more than one (1) office and no officer needs be a Director or member of the Company. The officers shall remain in office until removed from office by the Directors whether or not a successor is appointed.

58. Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

POWERS OF DIRECTORS

59. The business of the Company shall be managed by the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of the members; but no requirement made by a resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made.

60. The board of Directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and from time to time revoke, withdraw, alter or vary all or any of such powers. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any Articles that may be imposed on it by the Directors.

61. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

62. Any Director who is a body corporate may appoint any person as its duly authorised nominee for the purpose of representing it at Board Meetings and of transacting any of the business of the Directors.

63. All cheques, promissory notes, drafts, bill of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

64. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or any third party.

65. The Directors may in its discretion establish a branch or an office of the Company in any part of the world, but it shall not establish a branch or an office in any part of Malaysia outside Labuan except as approved by the Labuan Financial Services Authority.

66. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the Board there shall be only one continuing director he shall be authorised to act alone only for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

67. The meetings of the Board of Directors and any committee thereof shall be held at such place or places as the Directors shall decide.

68. The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present at the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

69. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes; in case of any equality of votes, the Chairman shall have a second or casting vote. A Director may at any time summon meeting of the Directors. If the Company shall have only one Director the provisions hereinafter contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the Directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

70. A Director shall be given not less than seven (7) days' notice of a meeting of the Directors.

71. Notwithstanding Article 70 above, a meeting of Directors held in contravention of that Article shall be valid if a majority of the Directors entitled to vote at the meeting have waived the notice of the meeting.

72. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

73. (a) The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two (2), a Director and his appointed Alternate Director being considered only one person for this purpose. PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one (1).

(b) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

74. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference by telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

75. A resolution approved in writing by a majority of the Directors for the time being entitled to receive notice of a meeting of the Directors or of a committee of the Directors and taking the form of one or more documents in writing or by telex, telegram, cable or other written electronic communication shall be as valid and effectual as if it had been passed at a meeting of the Directors of such committee duly convened and held, without the need for any notice.

INDEMNITY

76. Subject to the provisions of the Act and of any other statute for the time being in force every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto provided that such duties were discharged in accordance with the duties of officers as prescribed by the Act.

SECRETARY

77. The Secretary shall in accordance with the Act be appointed by the Directors for such term, at such remuneration, and upon such conditions as they think fit, and any Secretary so appointed may be removed by them. The first Secretary shall be Noblehouse Corporate Services Ltd.

SEAL

78. The Company may have a common seal which shall have on its face the name of the Company and the words "Common Seal". The Directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument, except as provided in Article 3, shall be witnessed by a Director or any other person so authorised from time to time by the Directors. The Directors may provide for a facsimile of the common seal and approve the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

AUTHENTICATION OF DOCUMENTS

79. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records,. documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

80. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

DIVIDENDS AND RESERVES

81. The Directors may by resolution declare a dividend but no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

82. Dividends may be declared and paid in money, shares or other property.

83. (a) In computing the profits for the purpose of resolving to declare and pay a dividend, the Directors may include in their computation the net unrealised appreciation of the assets of the Company.

(b) The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently

payable by him to the Company on account of calls or in connection therewith.

(c) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

84. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profit of the Company.

85. Subject to the rights of holders of shares entitled to special rights as to dividends as set out in these Articles and/or any other agreement entered into between the holders of shares, all dividends shall be declared, apportioned and paid pro rata according to the amounts paid up on the shares on which the dividend is paid.

86. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

87. If several persons are registered as joint holders of any shares, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

88. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by the Directors for the benefit of the Company.

89. No dividend shall bear interest against the Company.

CAPITALIZATION OF PROFITS

90. The Company in general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that the sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by those members respectively or paying up in full unissued shares or debentures of the company to be allotted and distributed credited as fully paid up to and amongst the

members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

91. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon the capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

BOOKS AND RECORDS

92. The Company shall keep such accounts and records as the Directors consider necessary or desirable in order to reflect the financial position of the Company.

93. The Company shall keep minutes of all meetings of Directors, members, committees of Directors, committees of officers and committees of members, and copies of all resolutions consented to by Directors, members, committees of Directors, committees of officers and committees of members.

94. The books, records and minutes required by Article 92 and 93 shall be kept at the registered office of the Company or at such place as the Directors determine, and shall be open to the inspection of the Directors at all times.

95. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or Articles the books, records and minutes of the Company or any of them shall be open to the inspection of members not being Directors, and no member (not being a Director) shall have any rights of inspecting any book, record, minute or document of the Company except as conferred by the law or authorised by a resolution of the Directors.

AUDIT

96. The Directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

97. Every auditor of the Company shall have the right of access at all times to the books of account and vouchers of the Company. and shall be entitled to require from the officers of the Company such information and explanations as he think necessary for the performance of his duties.

98. The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of. and to attend, any meeting at which the Company's audited profit and loss account and balance sheet is to be presented.

NOTICES

99. Any notice, information or written statement required to be given to members shall be deemed to have been served at any of the following times as may be appropriate:

(i) in the case of delivery by hand, at the time it was so delivered;

(ii) in the case of prepaid registered mail or by courier service, on the day following that on which the demand was put into the post or the demand was delivered to the company undertaking the courier service; or

(iii) in the case of cable. telex. facsimile or other written electronic communication on the day it was transmitted.

100. In proving such service or posting, it shall be sufficient to prove that the letter containing the demand was properly addressed and put into the post office as a prepaid letter or properly addressed and delivered to the company undertaking the courier service or that the cable, telex, facsimile or other written electronic communication was transmitted.

101. All notices directed to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such share.

WINDING UP

102. If the Company shall be wound up. the liquidator may, in accordance with a resolution of members. divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members, the liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

DISSOLUTION

103. Prior to submitting an application to the Labuan Financial Services Authority for a declaration of dissolution of the Company in accordance with the Act, the members in general meeting shall, upon the recommendation of the Directors, resolve for any surplus assets of the Company to be distributed among its members according to their respective rights and interests as set out in these Articles.

ARBITRATION

104. (a) Whenever any difference arises between the Company on the one hand and any of the members, their executors, administrators or assigns on the other hand touching the true intent and construction or incidence or consequences of these presents or of the Act touching everything done or executed, omitted or suffered in pursuant of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these presents or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators, one to be chosen by each of the parties to the difference and the arbitrators shall, before entering on the reference, appoint an umpire.

(b) If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten (10) days after the other party has given him notice to appoint the same such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

AMENDMENT TO ARTICLES

105. The Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a Special Resolution of the Company.

Company No.: LL04767

We, the undersigned subscribers whose names and addresses are subscribed hereunder being subscribers hereby agree to the foregoing Articles of Association.

Name, Address and Occupation of Subscribers	Signature of Subscribers
Noblehouse International Trust Ltd. (Registered Trust Company) Level 1, Lot 7, Block F Saguking Commercial Building Jalan Patau-Patau 87000 Labuan F.T. Malaysia	(SIGNED) (Subscribed on its behalf by Mr. Chin Chee Kee NRIC No.: 550320-12-5053, Executive Chairman of Noblehouse International Trust Ltd.)

Dated this 5th day of April. 2005.

Witness to the above signature:

(SIGNED)

Lim Sok Kim
NRIC No. 550915-02-5748
Level 1, Lot 7, Block F
Saguking Commercial Building
Jalan Patau-Patau
87000 Labuan F.T.
Malaysia